CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in Sodexho Marriott Services, Inc.'s registration statement on Form S-8 of our report dual dated February 3, 1998 and October 7, 1998 included in Sodexho Marriott Services, Inc.'s Form 10-K for the year ended September 3, 1999 and to all references to our Firm included in this registration statement.



                                                       /s/ ARTHUR ANDERSEN LLP

Vienna, Virginia
June 1, 2000